As filed with the Securities and Exchange Commission on September 19, 2016

Registration No. 333-213390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESLA MOTORS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3500 Deer Creek Road

Palo Alto, California 94304

(650) 681-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Todd A. Maron

Philip L. Rothenberg

Jonathan A. Chang

M. Yun Huh

Denise Ho

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

(650) 681-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David C. Karp Ronald C. Chen Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Seth R. Weissman Phuong Y. Phillips Matthew M. Tolland SolarCity Corporation 3055 Clearview Way San Mateo, California 94402 (650) 638-1028	Thomas J. Ivey Kenton J. King Leif B. King Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the Merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely to file Exhibits 99.3 and 99.4 to this Registration Statement on Form S-4 (Registration Statement No. 333-213390) (this “Registration Statement”), and no changes or additions are being made hereby to the joint proxy statement/prospectus constituting Part I of this Registration Statement. Accordingly, the joint proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS; UNDERTAKINGS

Item 20.	Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Tesla’s certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Tesla’s bylaws, Tesla shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board of directors.

In addition, Tesla’s certificate of incorporation provides that Tesla must indemnify its directors and officers to the fullest extent authorized by law. Tesla is also expressly required to advance certain expenses to its directors and officers and carry directors’ and officers’ insurance providing indemnification for Tesla’s directors and officers for certain liabilities.

Tesla also maintains a directors’ and officers’ insurance policy pursuant to which directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 21.	Exhibits

The following Exhibits are filed as part of, or are incorporated by reference in, this Registration Statement:

2.1	Agreement and Plan of Merger, dated as of July 31, 2016, among Tesla Motors, Inc., D Subsidiary, Inc. and SolarCity Corporation* (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference)

2.2	Voting and Support Agreement, dated as of July 31, 2016, by and among SolarCity Corporation and Mr. Elon Musk and the Elon Musk Revocable Trust dated July 22, 2003 (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of Tesla Motors, Inc. (incorporated by reference to Exhibit 3.1 to the Tesla Motors, Inc. Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 29, 2010)

3.2	Amended and Restated Bylaws of Tesla Motors, Inc. (incorporated by reference to Exhibit 3.1 to the Tesla Motors, Inc. Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2016)

3.3	Amended and Restated Certificate of Incorporation of SolarCity Corporation (incorporated by reference to Exhibit 3.1 to the SolarCity Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 27, 2013)

3.4	Amended and Restated Bylaws of SolarCity Corporation (incorporated by reference to Exhibit 3.2 to the SolarCity Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 27, 2013)

3.5	First Amendment to the Amended and Restated Bylaws of SolarCity Corporation (incorporated by reference to Exhibit 3.1 to the SolarCity Corporation Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2016)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the securities being registered+

8.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters+

8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters+

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibits 5.1 and 8.1)+

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2)+

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm++

23.4	Consent of Ernst & Young LLP, independent registered public accounting firm++

24.1	Power of Attorney (included in signature page)++

99.1	Consent of Evercore Group, L.L.C.++

99.2	Consent of Lazard Frères & Co., LLC++

99.3	Form of Proxy of Tesla Motors, Inc.**

99.4	Form of Proxy of SolarCity Corporation**

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tesla agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
+	To be filed by amendment.
++	Previously filed.
**	Filed herewith.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(e) that for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f) for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(g) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

(h) that every prospectus that (1) is filed pursuant to paragraph (g) immediately preceding, or (ii) purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(j) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective;

(k) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(l) the undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Palo Alto, State of California, on September 19, 2016.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Name: Jason Wheeler
Title: Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Elon Musk	Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2016

/s/ Jason Wheeler Jason Wheeler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 19, 2016

* Brad W. Buss	Director	September 19, 2016

* Robyn M. Denholm	Director	September 19, 2016

* Ira Ehrenpreis	Director	September 19, 2016

* Antonio J. Gracias	Director	September 19, 2016

* Stephen T. Jurvetson	Director	September 19, 2016

* Kimbal Musk	Director	September 19, 2016

*By:	/s/ Jason Wheeler
Name:	Jason Wheeler
Title:	Attorney-in-Fact
September 19, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 31, 2016, among Tesla Motors, Inc., D Subsidiary, Inc. and SolarCity Corporation* (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference)

2.2	Voting and Support Agreement, dated as of July 31, 2016, by and among SolarCity Corporation and Mr. Elon Musk and the Elon Musk Revocable Trust dated July 22, 2003 (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of Tesla Motors, Inc. (incorporated by reference to Exhibit 3.1 to the Tesla Motors, Inc. Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 29, 2010)

3.2	Amended and Restated Bylaws of Tesla Motors, Inc. (incorporated by reference to Exhibit 3.1 to the Tesla Motors, Inc. Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2016)

3.3	Amended and Restated Certificate of Incorporation of SolarCity Corporation (incorporated by reference to Exhibit 3.1 to the SolarCity Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 27, 2013)

3.4	Amended and Restated Bylaws of SolarCity Corporation (incorporated by reference to Exhibit 3.2 to the SolarCity Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 27, 2013)

3.5	First Amendment to the Amended and Restated Bylaws of SolarCity Corporation (incorporated by reference to Exhibit 3.1 to the SolarCity Corporation Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2016)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the securities being registered+

8.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters+

8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters+

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibits 5.1 and 8.1)+

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2)+

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm++

23.4	Consent of Ernst & Young LLP, independent registered public accounting firm++

24.1	Power of Attorney (included in signature page)++

99.1	Consent of Evercore Group, L.L.C.++

99.2	Consent of Lazard Frères & Co. LLC++

99.3	Form of Proxy of Tesla Motors, Inc.**

99.4	Form of Proxy of SolarCity Corporation**

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tesla agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
+	To be filed by amendment.
++	Previously filed.
**	Filed herewith.